UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2015

Kraig Biocraft Laboratories, Inc.

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(Exact name of Registrant as specified in charter)

Wyoming	333-146316	83-0459707
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

120 N. Washington Square, Suite 805, Lansing, Michigan	48933
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (517) 336-0807

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)
☐ Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 20, 2015, the board of directors of Kraig Biocraft Laboratories, Inc. (the “Company”) appointed Mr. Jonathan R. Rice as its Chief Operating Officer. Set forth below is a brief biography of Mr. Rice:

Jonathan R. Rice, age 35, had worked at Ultra Electronics, Adaptive Materials Inc., a Michigan company (“UEA”) since 2002. At UEA, he worked as the Director of Advanced Technologies since 2002, where he was responsible for new products development and commercialization. He was also the Corporate Facility Security Officer for UEA since 2006, where Mr. Rice ensured UEA’s compliance with federal regulations under the National Industrial Security Program Operating Manual and completed its annual security audit. During 2004 through 2007 while working as an Engineering Manager at UEA, Mr. Rice, among other things, led the design and development of multiple fuel cell and power management systems, established a team to identify and eliminate production and performance limitation, authored technical progress and final reports for customers and provided training to military personnel on use of fuel cell systems. From 2002 through 2005, Mr. Rice had also served as UEA’s Production Manager in charge of developing manufacturing process and techniques and sourcing the production equipment for UEA’s products. Mr. Rice graduated from Michigan Technological University in 2002 with a degree of Bachelors of Science Chemical Engineering. Mr. Rice is currently studying for his Masters of Business Administration at Michigan State University and expects to graduate in 2016.

In connection with his appointment as the Company’s Chief Operating Officer, the Company entered into an at-will employment agreement with Mr. Rice (the “Employment Agreement”) on January 20, 2015. The Employment Agreement has a term of one year and can be terminated by either the Company or Mr. Rice at any time. Under the Employment Agreement, Mr. Rice is entitled to an annual cash compensation of $120,000, which includes salary, health insurance, 401K retirement plan contributions, etc. The Company also agreed to reimburse Mr. Rice for his past educational expenses of approximately $11,000. In addition, Mr. Rice will be issued a three-year warrant to purchase 2,000,000 shares of common stock of the Company at an exercise price of $0.001 per share pursuant to the Employment Agreement.

The foregoing description of the Employment Agreement is qualified in its entirety by the text of the Employment Agreement which is annexed hereto as Exhibit 10.1.

Item 7.01                      Regulation FD Disclosure.

On January 21, 2015, the Company issued a press release regarding the appointment of Mr. Jonathan R. Rice as its Chief Operating Officer. A copy of the press release is filed hereof as Exhibit 99.1.

Item 9.01                      Financial Statements and Exhibits.

(d)      The following exhibits are filed with this report:

Exhibit No.	Description
Exhibit 10.1	Employment Agreement dated January 19, 2015 by and between the Company and Jon Rice.

Exhibit 99.1	Press release, dated January 21, 2015.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Kraig Biocraft Laboratories, Inc.

Date: January 21, 2015	By:	/s/ Kim Thompson
Name: Kim Thompson
Title: CEO